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                                                                      Exhibit 23

                        Consent of Independent Auditors

We consent to the incorporation by reference of our report dated June 29, 2001, with respect to the consolidated financial statements and schedule of ESPS, Inc. (d.b.a. Liquent, Inc.) in the Registration Statement (Form S-8 No. 333-80987) pertaining to the 1995 Stock Incentive and the Employee Stock Purchase Plans of ESPS, Inc. (d.b.a. Liquent, Inc.) included in its annual report (Form 10-K) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 29, 2001